UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2021

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock	WMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Director

On July 13, 2021, Thomas H. Lee resigned from the Board of Directors (the “Board”) of Warner Music Group Corp. (the “Company”) and all committees thereof, effective upon the appointment of his replacement. Mr. Lee has served as a director since 2011. Mr. Lee’s decision to resign from the Board is not the result of any disagreement with the Company or the Board. In light of his many contributions to the Company, Mr. Lee has been given the title of Director Emeritus of the Company, effective upon his resignation. Mr. Lee will also be entitled to compensation and fees as may be deemed appropriate by the Company in view of Mr. Lee’s services to the Company.

Also on July 13, 2021, Nancy Dubuc was elected to the Board in accordance with the Company’s certificate of incorporation, effective immediately, to fill the vacancy on the Board resulting from Mr. Lee’s resignation. Ms. Dubuc was also elected to serve on the Audit Committee of the Board as chairperson, and on the Executive Committee of the Board, effective immediately. Ms. Dubuc will hold office until the next annual general meeting of stockholders or until removed from office in accordance with the Company’s bylaws. There was no arrangement or understanding between Ms. Dubuc and any other person pursuant to which she was selected as a director.

Ms. Dubuc is Chief Executive Officer of VICE Media Group (“VICE”), today’s largest independent youth media company. Since joining VICE in 2018 she has directed the expansion and transformation of the company’s global businesses and has also initiated a cultural transformation driven by processes to vastly increase communication, transparency and accountability. Prior to joining VICE, Ms. Dubuc served as President and Chief Executive Officer of A+E Networks. Ms. Dubuc currently serves on the board of directors of Vice Media LLC and Flutter Entertainment PLC. Ms. Dubuc has a reputation as a powerful creative with an additional history of overwhelming programmatic success.

The Company believes Ms. Dubuc’s 25+ years of media experience, proven track record of successfully diversifying revenue through new business models, distinct ability to build effective leadership teams and financial/operational transformations give her the qualifications and skills to serve as a director of the Company.

Committee Appointments

In connection with the election of a new director to the Board, as well as the resignations of Lincoln Benet from the Finance Committee of the Board, effective as of the date of Mr. Lee’s resignation and Len Blavatnik’s resignation from the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board, effective as of April 30, 2021, the Nominating and Corporate Governance Committee of the Board recommended certain committee changes, which the Board adopted. As noted above, Ms. Dubuc has been elected to serve on the Executive Committee. Additionally, Ceci Kurzman has been elected to serve on the Compensation Committee of the Board and Ynon Kreiz has been elected to serve on the Nominating and Corporate Governance Committee of the Board.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Director Compensation

Ms. Dubuc will be compensated in accordance with previously disclosed compensation programs for the Company’s non-officer directors.

On July 13, 2021 the Company issued a press release announcing the election of Ms. Dubuc to the Board. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated July 13, 2021

104	Cover Page to this Current Report on Form 8-K in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

By:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President, General Counsel and Secretary

Date: July 13, 2021